Exhibit 10.20

                     DISSOLUTION OF EMPLOYMENT AGREEMENT AND
                       RESTATEMENT OF CONSULTING AGREEMENT


      This DISSOLUTION OF EMPLOYMENT AGREEMENT AND restatement of consulting AGREEMENT ("Agreement") is entered into by and among Cirilium Holdings, Inc., a corporation formed and existing under the laws of the State of Delaware and/or its respective directors, officers, agents, employees, successors, affiliates, joint employers, assigns and anyone acting in concert with them jointly and severally or individually, (hereinafter collectively referred to as "Cirilium"), LeeWard Enterprises CTI, Inc., a Florida corporation and/or its respective directors, officers, agents, employees, successors, affiliates, joint employers, assigns and anyone acting in concert with it jointly and severally or individually (hereinafter collectively referred to as the "Contractor"), and Donald E. Lees, a natural person over the age of eighteen (18) years and a resident of the State of Florida ("Lees").

      WHEREAS Cirilium and Lees have entered into a certain employment agreement ("Employment Agreement") on April 1, 2004, which they now wish to amend and dissolve in accordance with the terms herein;

      WHEREAS Cirilium and Lees desire that this Agreement amend and dissolve in its entirety the Employment Agreement as though it never existed;

      WHEREAS Cirilium and the Contractor have entered into a certain consulting agreement ("First Consulting Agreement") on April 1, 2004, which they now wish to amend and restate;

      WHEREAS Cirilium and the Contractor desire that this Agreement amend and restate in its entirety the First Consulting Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants as herein described, and other good and valuable consideration the sufficiency of which is hereby acknowledged, Cirilium and the Contractor and Lees (collectively the "Parties" or individually the "Party") agree as to the following:

1.    EMPLOYMENT AGREEMENT

      1.1 Cirilium and Lees hereby agree to dissolve the Employment Agreement as though it never existed.

      1.2 In consideration for Lees agreeing to dissolve the Employment Agreement in its entirety as though it never existed, Cirilium shall tender to Lees, and Lees shall accept, five hundred thousand (500,000) shares of restricted common stock of Cirilium Holdings, Inc ("Stock Tender").

      1.3 Cirilium and Lees represent that the Stock Tender was tendered and accepted on or about April 1, 2004.

      1.4 For the good and valuable consideration referenced in Section 1.2, Lees hereby agrees to release, acquit, satisfy, and forever discharge Cirilium from any and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, wages, accounts, commissions, bonuses, reckonings, benefits, bonds, bills, specialties, covenants, contracts, controversies, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law or equity, which Lees had, or now has, or hereafter can, shall or may have, against Cirilium by reason of any matter, cause or thing whatsoever, from the beginning of the world to today, and shall include, but not be limited to, any claims, charges, grievances, or causes of action arising out of Lees' employment with Cirilium, compensation by Cirilium, or separation from employment with Cirilium. This Section includes any causes of action or claims under the Title VII of the Civil Rights Act of 1964, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Florida Human Rights Act of 1977, as amended; the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act; the Civil Rights Act of 1991; the Family and Medical Leave Act; federal or state Whistleblower Acts; Florida Statutes Chapters 760, 440, and 448 (Florida's civil rights, unemployment and worker's compensation acts), and any other federal or state law or municipal ordinance, including any lawsuits founded in tort (including negligence or fraud), contract (oral, written or implied) or any other common law or equitable basis of action, up to and including the effective date of this Section. And, Lees agrees not to institute administrative proceedings or a lawsuit against Cirilium, and represents and warrants that no other person or entity has initiated or will initiate such proceedings or lawsuit on Lees' behalf.

2.    FIRST CONSULTING AGREEMENT

      The First Consulting Agreement shall be deleted in its entirety as though it never existed and replaced with this Agreement.

3.    CONTRACTOR'S SERVICES TO CIRILIUM

      3.1 SERVICES. The Contractor shall use its best efforts to further the interests of Cirilium in providing the Services and accordingly assist Cirilium in business management, strategic development, asset management, operations, customer development, technology development, and any other necessary assistance Cirilium may require. In addition to the prior general obligation, specifically Contractor shall be engaged by the Company to perform the following duties (the "Services"):

            3.1.1 Engage in the duties,  responsibilities,  and  obligations  of
                  Chief Executive Officer of Cirilium.

            3.1.2 Prepare  and  implement  a  strategic  vision and plan for the future development and growth of Cirilium, and periodically present such plan to the Board of Directors for general review and approval, as prescribed by Cirilium's policy and the By-Laws in separate writings.


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

            3.1.3 Participate  in the  production of and review all filings with the Securities and Exchange Commission.

            3.1.4 Ensure  Cirilium is current in all reporting  obligations  and ensure Cirilium's trading status on the Over The Counter Bulletin Board is maintained;

            3.1.4 Monitor the adequacy and  soundness  of  Cirilium's  financial structure, including reviewing projections of Cirilium's working capital requirements, and commencing negotiations or otherwise arranging for outside financing as may be necessary.

            3.1.5 Plan and direct strategies for identifying, investigating, and negotiating mergers, joint ventures, acquisition of businesses, or the sale of Cirilium's assets pursuant to Cirilium policy.

            3.1.6 Participating in developing  investor relations  strategies to ensure adequate access to public markets, compliance with security regulations, and trading liquidity for Cirilium's shareholders.

            3.1.7 Establish  and  maintain   executive  level  customer  account
                  relationships for the benefit of Cirilium, and utilize the Board of Directors to strategically develop existing and potential customer relationships.

            3.1.8 Accept   overall   responsibility   for  ensuring   Cirilium's
                  compliance with all applicable federal, state, and local laws, ordinances, regulations, rules, and the like.

      3.2 BEST STANDARDS. In the performance of the Services, Contractor shall perform its duties and the Services within or above the best standards in the community at large for the provision of such services. Further, Contractor shall use its experience in providing the Services, and it is expressly understood that Cirilium is basing its decision to engage Contractor pursuant to representations of such experience.

      3.3 LEES. The Contractor acknowledges and expressly agrees that Lees is the only person expressly authorized to perform any and all of the Services listed herein during the Term of this Agreement. The Contractor and Lees represent and warrant that they have entered into a separate agreement ("Contractor and Lees' Agreement") whereby Lees shall perform Services on the Contractor's behalf, the terms of which are substantially similar to the following:

                  3.3.1 The  Contractor  shall  compensate  Lees, and Lees shall perform the Services contained within this Agreement.

                        3.3.1.1 As a condition of the Contractor and Lees' Agreement, as referenced supra, the Contractor, expressly intending that Lees be a third party beneficiary to this Agreement, hereby assigns to Lees the Contractor's entitlement to any and all Options for which the Contractor may be eligible under Section 3.4.2 infra.


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

                        3.3.1.2 Lees hereby accepts the Contractor's assignment and relies thereupon.

                        3.3.1.3 The Parties collectively acknowledge and agree that Lees is an intended third party beneficiary of the Contractor.

                  3.3.2 Lees  shall   perform  and   fulfill  the   Contractor's
                        obligations   to   perform   the   Services   hereunder,
                        specifically that of Chief Executive Officer.

                  3.3.3 Lees shall perform his duties and the Services within or above the best standards in the community at large for the provision of such services.

                  3.3.4 It  is  the  understanding  of  the  Parties  that  this
                        Agreement does not constitute nor create an employment agreement between Cirilium and Lees. It is the intention of the parties that Lees shall not the be Cirilium's employee for any and or all purposes, including, but not limited to, the application of any federal or state law relating to employment or tax liability. It is the further understanding of the parties Lees will not be eligible to participate in any of the employee benefit plans and programs offered by Cirilium to its employees. Lees acknowledges that he is compensated solely by the Contractor, and that Lees will not be entitled to vacation or sick pay or any benefits under Cirilium's pension, profit sharing, health, disability, life insurance, severance, or any other plan or program of employee benefits provided by Cirilium to its employees.

                        3.3.4.1 Lees and the Contractor shall be responsible for the withholding and payment, if any, of any required state and federal payroll taxes, including income, FICA, FUTA and state unemployment for any assistants or employees retained by Contractor. Cirilium shall not be required to make any payroll withholdings with respect to its payments under this Agreement.

                  3.3.5 The  Contractor  and  Lees'   Agreement   shall  include
                        provisions substantially similar to the provisions protecting Cirilium as contained within Sections 5 through 10 herein.

      3.4 CONSIDERATION. In consideration for the Services described above, Cirilium shall tender to the Contractor, and the Contractor shall accept, the following:

                  3.4.1 The sum of eighty four thousand dollars ($84,000.00) per year throughout the Term of this Agreement ("Payment"). Such Payment shall be disbursed in semi-monthly installments.


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

                  3.4.2 The  Contractor  shall be entitled to receive  incentive stock options, which shall entitle the Contractor to purchase up to five hundred thousand shares (500,000) shares of Cirilium's restricted common stock, at an exercise price of one one-hundredth of one cent ($0.0001) per share ("Options"). The Options shall vest in one-third (1/3) increments, over the course of thirty six (36) months, of approximately one hundred sixty-six thousand six hundred sixty-six (166,666) shares per year on each anniversary date of April 1, 2004:

                     Vesting Date                    Number of Options
                    -------------                    -----------------
                    April 1, 2005                       166,666
                    April 1, 2006                       166,667
                    April 1, 2007                       166,666


4.    TERM

This Agreement shall be in full force and effect beginning April 1, 2004 and continuing for a period of three (3) years, unless earlier terminated at any time by either party (the "Term").

5.    NON-DISCLOSURES AND WORK FOR HIRE

"Confidential Information" shall mean any facts, opinions, conclusions, projections, data, programs, processes, algorithms, ideas, concepts, information, trade secrets or know-how, business projections, market studies, client lists or documents containing same, whether legally protected from disclosure or not, relating to any research project, work in progress, future development, engineering, current development, programming, manufacturing, marketing, financial or personnel matters relating to Cirilium, its present or future products, projects, technologies, sales, Cirilium's, investors, prospects, markets or businesses, whether communicated orally or in writing or obtained by Contractor through observation or examination of Cirilium 's facilities, businesses, trade secrets or procedures, existing as of the Effective Date or thereafter developed in which there is a proprietary interest and that there is a legitimate business reason for guarding against unauthorized use or disclosure.

"Trade Secrets" shall mean any information or thing that constitutes a trade secret under Federal, State, and/or local law, including, without limitation, a formula, pattern, compilation, algorithm, program, device, method, technique, process, or information related thereto, that: (i) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Contractor acknowledges that Cirilium would suffer irreparable injury and damage from disclosure of its confidential and trade secret information. Contractor therefore covenants to hold such information in the strictest of confidence, to use all reasonable precautions to safeguard the information and not to use any confidential or trade secret information for business purposes other than those of Cirilium. Contractor agrees to hold the confidential and trade secret information of Cirilium in the strictest of confidence indefinitely, to ensure that such information is not used by third parties for any improper purpose and to indemnify Cirilium against any loss or damage arising from unauthorized use directly or indirectly resulting from its improper disclosure. Contractor covenants that Cirilium is entitled to an


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

injunction of any actions in violation of this Covenant, as well as damages, for a breach of this confidentiality covenant. All work produced and all notes and documentation provided by Contractor hereunder which are conceived or made in response to matters related to the Services or based in whole or in part on or derived from information supplied by Cirilium or its affiliated companies, whether preliminary or final, and on whatever media rendered (collectively "Work Product") shall be the exclusive property of Cirilium. Title to all Work Product shall remain in Cirilium and Cirilium shall have the unlimited right to make, have made, use, reconstruct, repair, modify, reproduce, publish, distribute, and sell the Work Product, in whole or in part, or combine the Work Product with other matter, or not use the Work Product at all, as it sees fit. Title to all materials and documentation furnished by Cirilium to the Contractor or by the Contractor to Cirilium shall remain in Cirilium. The Contractor shall deliver to Cirilium any and all such materials and documentation including all copies thereof on whatever media rendered, upon (i) Cirilium's request or (ii) the termination of this Agreement for any reason.

6.    WARRANTIES

Neither the execution, delivery, nor performance of this Agreement, with or without the giving of notice, the passage of time, or both, will result in the violation or breach of any contract, agreement, instrument, undertaking, order, judgment, decree, rule, regulation, law, or any other restriction to which Contractor is a party. Contractor warrants to Cirilium that (i) Contractor shall perform all Services in a workmanlike and professional manner and, (ii) Contractor has the legal right to perform all Services provided hereunder. All of the intellectual property used by Contractor in connection with this Agreement shall be of original development or licensable by Contractor, as the case may be, and all of the intellectual property used by Contractor in connection with this Agreement shall not infringe or violate any patent, copyright, trade secret, trademark, or other third party intellectual property right.

7.    INDEMNIFICATION

Contractor shall defend, indemnify, and hold Cirilium, and any and all subsidiaries of Cirilium, and their respective directors, officers, employees, and agents ("Indemnified Parties"), harmless from and against any and all claims, losses, damages, judgments, costs, and expenses (including attorney's fees) which the Indemnified Parties may suffer or incur arising out of or in connection with the provision of the Services by the Contractor. If any third party claims or asserts in any suit, action, or proceeding that Cirilium or any Cirilium affiliate's use of any Contractor tools, Work Product, equipment, computer hardware, software and ancillary equipment of the Contractor or any portion thereof infringes or violates any patent, copyright, trademark, trade secret, or other third party proprietary right, Cirilium shall promptly notify Contractor thereof and Contractor shall, at its own expense, defend such action and indemnify and hold harmless Cirilium from and against any and all claims, losses, damages, judgments, costs, and expenses (including attorney's fees) arising therefrom or caused thereby. Contractor shall permit Cirilium to participate in such defense to the extent that, in Cirilium's judgment, Cirilium may be prejudiced thereby, and the Contractor shall not settle any such action without the prior, written consent of Cirilium, which consent shall not be unreasonably withheld. If Cirilium or the Contractor is enjoined from using the Contractor tools, equipment computer hardware, software and ancillary equipment or any portion thereof, Contractor shall promptly, at its expense, either: (i) procure for Cirilium the right to use the Contractor tools, equipment, computer hardware, software and ancillary equipment or portion thereof, the use of which


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

is enjoined; or (ii) modify the same so that it is no longer infringing, but performs the same functions in an equivalent manner. If, despite exercising its best efforts, Contractor is unable to accomplish one of the foregoing measures, Cirilium may immediately terminate this Agreement effective upon written notice to Contractor, reserving cumulatively all other rights and remedies available at law and in equity. The Contractor and Lees, jointly and severally, agree to protect, indemnify, defend, and hold harmless Cirilium from and against any and all costs, claims, demands, damages, fines, interest, losses, liabilities, penalties, and the like (including attorneys' fees and costs) arising from or in any way related to this Agreement, and particularly in regard to the Contractor and or Lees' status as an independent contractor, as provided for in Sections 3.3.4, 3.3.4.1, 8, and 9 herein.

8.    INDEPENDENT CONTRACTOR STATUS

It is the understanding of the parties that this Agreement creates an independent contractor agreement and not an employment agreement. It is the intention of the parties that the Contractor shall be an independent contractor and not an employee of Cirilium for all purposes, including, but not limited to, the application of any federal or state law relating to employment or tax liability. It is the further understanding of the Parties that Contractor will not be eligible to participate in any of the employee benefit plans and programs offered by Cirilium to its employees only. Contractor acknowledges that the compensation specified in this Agreement constitutes all of the compensation to which Contractor is entitled for the rendition of services to Cirilium, and that Contractor will not be entitled to vacation or sick pay or any benefits under Cirilium's pension, profit sharing, health, disability, life insurance, severance, or any other plan or program of employee benefits provided by Cirilium to its employees.

9.    STATE AND FEDERAL TAXES

Contractor shall be responsible for the withholding and payment of any required state and federal payroll taxes, including income, FICA, FUTA, and state unemployment for any assistants or employees retained by Contractor, including if applicable, Lees. Cirilium shall not be required to make any payroll withholdings with respect to its payments under this Agreement.

10.   EQUAL EMPLOYMENT OPPORTUNITY

Contractor warrants and represents that it is an equal opportunity employer. Contractor does not discriminate on the basis of race, religion, age, sex, marital status, sexual orientation, veteran status, medical condition, physical handicap or disability, or any other legally protected classification, except as may be permitted by law. Contractor agrees to comply with all applicable provisions of Executive Order 11246 of September 24, 1965, the Vocational Rehabilitation Act of 1973, and the Vietnam Era Veterans Readjustment Assistance Act of 1974, as well as all applicable non-discrimination provisions of state and local law.


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

11.   MISCELLANEOUS

      11.1 This Agreement constitutes the entire Agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter. This Agreement amends and restates in its entirety that certain First Consulting Agreement dated as of April 1, 2004 among Cirilium and the Contractor, as supplemented or amended hereby. This Agreement further amends and restates in its entirety that certain Employment Agreement dated as of April 1, 2004 among Cirilium and Lees, as supplemented or amended hereby. This Agreement may not be modified except by a writing signed by each Party hereto.

      11.2 Any notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or when deposited in the United States mail, by certified mail, return receipt requested, postage prepaid, as follow:

                           If to Cirilium:           Cirilium Holdings, Inc.
                                                     625 N. Flagler Drive
                                                     Suite 605
                                                     West Palm Beach, FL 33401
                                                     Attn:  Legal Department


                           If to the Contractor:     _________________________
                                                     _________________________
                                                     _________________________


                           If to Lees:               _________________________
                                                     _________________________
                                                     _________________________

      11.3 The determination jointly by the parties hereto or by a Court as to the invalidity, unenforceability or unreasonableness of any provision hereof shall in no way affect the validity or enforceability of any other provision, and the invalid, unenforceable or unreasonable provision shall be modified to be valid and enforceable to the full extent permitted by law.

      11.4 The waiver by either Party hereto of a breach or violation of any term or provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation.

      11.5 The Parties agree that any action brought pursuant to the terms and conditions of this Agreement shall be brought within the exclusive jurisdiction of Palm Beach County, Florida, and that this Agreement shall be construed in accordance with the Laws of the State of Florida without giving affect to the principles of Conflicts of Law.


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

      11.6 Except as provided otherwise herein, no Party shall be eligible for any attorneys' fees and or court costs or expenses of any kind or manner.


      IN WITNESS WHEREOF the Parties have executed this Agreement on the date set forth above. .

Cirilium Holdings, Inc.


By: /s/ Robert W. Pearce
---------------------------

Name:    Robert W. Pearce

Title:   President




LeeWard Enterprises CTI, Inc.


By: /s/ Donald E. Lees
---------------------------

Name:    Donald E. Lees

Title:   President



Donald E. Lees


/s/ Donald E. Lees
---------------------------
Donald E. Lees


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